Exhibit 10.1

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 24, 2010, but is effective as of March 31, 2010, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 (“Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2009, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following appearing as Section 2.1.5(c) thereof (entitled “Prepayment Upon an Event of Loss”) in its entirety:

“           (c)           Prepayment Upon an Event of Loss.  Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment.  If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date or, as applicable, the 2009 Equipment Maturity Date with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.  Any partial prepayment of an Equipment Advance or 2009 Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance or 2009 Equipment Advance in inverse order of maturity.”

and inserting in lieu thereof the following:

“           (c)           Prepayment Upon an Event of Loss.  Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment.  If, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period ending beyond the Equipment Maturity Date, the 2009 Equipment Maturity Date, or the 2010 Equipment Maturity Date, as applicable, with respect to such Financed Equipment (an “Event of Loss”), then, within ten (10) days following such Event of Loss, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) if no Event of Default has occurred and is continuing, at Borrower’s option, repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.  Any partial prepayment of an Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance paid by Borrower on account of an Event of Loss shall be applied to prepay amounts owing for such Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance in inverse order of maturity.”

2.
The Loan Agreement shall be amended by inserting the following new Section 2.1.7 (entitled “2010 Equipment Advances”) to appear immediately following the existing Section 2.1.6 thereof (entitled “2009 Equipment Advances”):

“           2.1.7           2010 Equipment Advances.

(a)           Availability.  Subject to the terms and conditions of this Agreement, during Draw Period No. 3, Bank shall make advances (each, a “2010 Equipment Advance” and, collectively, “2010 Equipment Advances”) not exceeding the 2010 Equipment Line.  2010 Equipment Advances may only be used to finance Eligible Equipment purchased within one hundred twenty days (120) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2010 Equipment Advance.  All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Bank by Borrower, and that Bank in its sole discretion has agreed to finance.  No 2010 Equipment Advance may exceed one hundred percent (100.0%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment except to the extent such are allowed to be financed pursuant hereto as Other Equipment).  Unless otherwise agreed to by Bank, not more than thirty-five percent (35%) of the proceeds of the 2010 Equipment Line shall be used to finance Other Equipment.  Each 2010 Equipment Advance must be in an amount greater than or equal to the lesser of: (i) One Hundred Thousand Dollars ($100,000.00) or (ii) the amount that has not yet been drawn under the 2010 Equipment Line.  After repayment, no 2010 Equipment Advance may be reborrowed.

(b)           Repayment.  Each 2010 Equipment Advance shall be payable in (i) thirty-six (36) consecutive equal monthly installments of principal plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(iv), beginning on the Payment Date of the month following the Funding Date of such 2010 Equipment Advance and continuing on the Payment Date of each month thereafter.  All unpaid principal and interest on each 2010 Equipment Advance shall be due and payable in full on the applicable 2010 Equipment Maturity Date.”

3.	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3(a) thereof (entitled “Interest Rate”):

“           (i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to: (A) prior to 2009 Effective Date No. 2, the greater of: (x) one and one half of one percentage points (1.50%) above the Prime Rate, and (y) six and one half of one percent (6.50%), and (B) on and after 2009 Effective Date No. 2, the greater of: (x) one and three quarters of one percentage points (1.75%) above the Prime Rate, and (y) five and three quarters of one percent (5.75%), which interest shall in each case be payable monthly in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“           (i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to: (A) prior to 2009 Effective Date No. 2, the greater of: (x) one and one half of one percentage points (1.50%) above the Prime Rate, and (y) six and one half of one percent (6.50%), (B) on and after 2009 Effective Date No. 2, through and including the date that is one (1) day prior to the 2010 Effective Date, the greater of: (x) one and three quarters of one percentage points (1.75%) above the Prime Rate, and (y) five and three quarters of one percent (5.75%), and (C) on and after the 2010 Effective Date, one and three quarters of one percentage points (1.75%) above the Prime Rate, which interest shall in each case be payable monthly in accordance with Section 2.3(f) below.”

4.	The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 2.3(a) thereof (entitled “Interest Rate”):

“           (iv)           2010 Equipment Advances.  Subject to Section 2.3(b), the principal amount outstanding for each 2010 Equipment Advance shall accrue interest at a floating per annum rate equal to two percentage points (2.0%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.”

5.	The Loan Agreement shall be amended by deleting the following appearing as Section 3.4(b) thereof (entitled “Equipment Advances”) in its entirety:

“           (b)           Equipment Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance or 2009 Equipment Advance set forth in this Agreement, to obtain an Equipment Advance or 2009 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date.  The notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed.  If Borrower satisfies the conditions of each Equipment Advance or 2009 Equipment Advance, Bank shall disburse such Equipment Advance or 2009 Equipment Advance by transfer to the Designated Deposit Account.”

and inserting in lieu thereof the following:

“           (b)           Equipment Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance as set forth in this Agreement, to obtain an Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail or facsimile no later than 12:00 p.m. Eastern time one (1) Business Day before the proposed Funding Date.  Such notice shall be a Payment/Advance Form, must be signed by a Responsible Officer or designee, and shall include a copy of the invoice for the Equipment being financed.  If Borrower satisfies the conditions of each Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance, Bank shall disburse such Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance by transfer to the Designated Deposit Account.”

6.	The Loan Agreement shall be amended by deleting the following appearing as Section 6.7(b) thereof (entitled “Tangible Net Worth”) in its entirety:

“           (b)           Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, and (ii) on and after 2009 Effective Date No. 2, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (X) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (Y) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2.”

and inserting in lieu thereof the following:

“           (b)           Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2010 Effective Date, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2, and (iii) on and after the 2010 Effective Date, Twenty-Two Million Dollars ($22,000,000.00), provided, however, that such amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of convertible or other indebtedness for borrowed money after the 2010 Effective Date, plus (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the 2010 Effective Date.”

7.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “2010 Effective Date” is March 31, 2010.”

“           “2010 Equipment Advance” or “2010 Equipment Advances” is defined in Section 2.1.7(a).”

“           “2010Equipment Line” is a 2010 Equipment Advance or 2010 Equipment Advances in an aggregate amount of up to Five Hundred Thousand Dollars ($500,000.00).”

“           “2010 Equipment Maturity Date” is, for each 2010 Equipment Advance, the Payment Date that is thirty-five (35) months after the first (1st) Payment Date following the Funding Date of such 2010 Equipment Advance.”

“           “Draw Period No. 3” is the period of time from the 2010 Effective Date through the earlier to occur of (a) December 31, 2010, or (b) an Event of Default.”

8.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance or 2009 Equipment Advance.”

“           “Maturity Date” is, as applicable, the Revolving Line Maturity Date or the Equipment Maturity Date.”

“           “Revolving Line Maturity Date” is March 31, 2010.”

and inserting in lieu thereof the following:

“           “Credit Extension” is any Advance, Equipment Advance, 2009 Equipment Advance, 2010 Equipment Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.”

“           “Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest which is financed by an Equipment Advance, 2009 Equipment Advance, or 2010 Equipment Advance.”

“           “Maturity Date” is, as applicable, the Revolving Line Maturity Date, Equipment Maturity Date, 2009 Equipment Maturity Date, or 2010 Equipment Maturity Date.”

“           “Revolving Line Maturity Date” is March 30, 2011.”

4.           FEES.  Borrower shall pay to Bank: (a) a Revolving Line commitment fee equal to Five Thousand Six Hundred Twenty-Five Dollars ($5,625.00), and (b) a 2010 Equipment Line commitment fee equal to Two Thousand Five Hundred Dollars ($2,500.00), which fees shall each be due on the date hereof and shall each be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 18, 2009, between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof, except with respect to the changes thereto set forth on Schedule A attached hereto.

6.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.           CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CHYRON CORPORATION

By: /s/ Jerry Kieliszak
Name: Jerry Kieliszak
Title: SVP & CFO, Treasurer and Corporate Secretary

BANK:

SILICON VALLEY BANK

By: /s/ A. Bonnie Ryan
Name: A. Bonnie Ryan
Title: Vice President

Schedule A

[Please see attached]

CHYRON CORPORATION
MARCH 23, 2010 UPDATES TO PERFECTION CERTIFICATE DATED JUNE 18, 2009

Chyron Corporation
March 23, 2010 update to Perfection Certificate dated June 18, 2009

1.f. – States in which Chyron is qualified to do business
California
District of Columbia
Florida
Georgia
Indiana
Minnesota
New Jersey
New York
Texas

Chyron Corporation
March 23, 2009 update to Perfection Certificate dated June 18, 2009

3.c.           Locations where the company owns, leases or occupies any real property
REMOVE the following address:
Unit 4
Cutbush Court
Danehill, Lower Early
Reading, UK RG6 4UW
[leased office space]

ADD the following addresses:

A.02 Power Road Studios
114 Power Road
Chiswick, London W4 5PY
United Kingdom
[leased office space]

1560 Broadway, 17th floor
NY, NY 10036
[leased office space]

3.d.           Locations where the company maintains any inventory, equipment or other property

REMOVE the following address:
Unit 4
Cutbush Court
Danehill, Lower Early
Reading, UK RG6 4UW
[leased office space]

ADD the following addresses:

A.02 Power Road Studios
114 Power Road
Chiswick, London W4 5PY
United Kingdom
[fixed assets in the form of office equipment and product demo equipment worth approximately $75,000 depreciated value]

1560 Broadway, 17th floor
NY, NY 10036
[fixed assets in the form of desktop and laptop computer equipment, printers and internal use software with a depreciated value of approximately $25,000]

Chyron Corporation
March 23, 2010 update to Perfection Certificate dated June 18, 2009

7.           LITIGATION
a.           Pending litigation

On December 1, 2009, one of our distributors, International Broadcast Consultants, Inc., or IBC, filed a lawsuit against us in the Superior Court of the State of California for the County of Los Angeles, which was subsequently removed to the United States District Court for the Central District of California on January 4, 2010.  IBC’s complaint, as amended, asserts claims for defamation, intentional interference with contractual relationship, intentional interference with prospective business advantage, negligent interference with prospective business advantage, and unfair business practices relating to an email that one of our employees sent to a customer served by IBC that expressed the employee’s belief that IBC may have ceased operations, which IBC alleges caused it to lose business from that customer and other damages.  IBC seeks exemplary and punitive damages in an amount up to $30 million. On March 22, 2010, the court set a trial date of December 14, 2010.  We plan to file a motion to dismiss certain claims in the complaint in the near future.  Because the case is in its early stages and discovery has not yet begun, we cannot predict the possible outcome of the litigation, but we believe IBC’s claims lack merit and we intend to defend against them vigorously.

Chyron Corporation
March 23, 2010 update to Perfection Certificate dated June 18, 2009

Special Types of Property

Software not registered with the U.S. Copyright Office
Lyric software
CAMIO software
iSQ Server software
OMS (Order Management System) software
IRB software
XClyps software
HD/SD Lyric Plug-in for Avid NLE’s
Axis software

Patents and patent applications
There has been no change from 2008

Trademarks or trademark applications
See attached list
Tradenames in use for which trademark applications may be filed:
Axis
AxisHD
FastMaps
FastCharts
FastQuotes
AxisNews

Stocks, bonds or other securities
None other than the overnight repurchase agreements purchased for our account by SVB

Lease of equipment, security agreements naming such person as secured party or other chattel paper
Lessor:  IKON
Type:  capital leases
Equipment leased:  copiers, color copier, and fax machines
Location:  5 Hub Dr., Melville, NY  11747
Terms and monthly amounts:
Copier/Fax/Printer                                48 mos. [ends 3/13]                                $2,386.50
Color copier                                60 mos. [ends 3/11]                                $1,376.60

Motor vehicles
1993 Ford Econoline Van

Chyron Corporation
March 23, 2010 update to Perfection Certificate dated June 18, 2009

Officers of the Company and Its Subsidiaries

Office/Title	Name of Officer	Company/Subsidiary

President & CEO	Michael Wellesley-Wesley	Company

Senior Vice President, CFO,
Treasurer & Secretary	Jerry Kieliszak	Company

Senior Vice President &
Chief Operating Officer	Kevin Prince	Company

Vice President, Controller,
Asst. Treasurer & Asst. Secretary	Dawn Johnston	Company

President	Michael Wellesley-Wesley	CIC* (Sub.)

Senior Vice President &
Secretary	Jerry Kieliszak	CIC* (Sub.)

VP & Controller	Dawn Johnston	CIC* (Sub.)

Director	Michael Wellesley-Wesley	CF** (Sub.)

Director	Jerry Kieliszak	CF** (Sub.)

*  CIC = Chyron International Corporation subsidiary

**  CF = Chyron France SARL subsidiary